UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective May 1, 2006, Piedmont Natural Gas Company, Inc. ("Piedmont" or "the Company"), entered into Employment Agreements with Michael H. Yount, Senior Vice President - Utility Operations, and Kevin M. O’Hara, Senior Vice President - Corporate and Community Affairs. The term of employment under each Employment Agreement is for a one-year period commencing on the respective effective date. The Employment Agreements shall automatically be extended to a full one-year period on each successive day during the term of the Employment Agreements. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement is terminated on the first anniversary of the date of notice. No extension shall allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without the prior written consent of the Company. The Employment Agreement shall terminate upon the death or permanent disability of the officer.

A form of the Employment Agreement is attached as Exhibit 10.1 to this report.

Effective May 1, 2006, Piedmont entered into Change in Control Severance Agreements with Mr. Yount, Mr. O’Hara, June B. Moore, Vice President - Customer Service, and Jane R. Lewis-Raymond, Vice President and General Counsel. The Severance Agreements provide that if the employment of the officer is terminated following a change in control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, then the Company shall pay the officer a lump-sum severance payment, in cash, equal to three times the officer’s annual compensation prior to the officer’s termination of employment date (the "Date of Termination"). Furthermore, for a three-year period following the Date of Termination, the Company shall arrange to provide the officer and his or her dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and his or her dependents immediately prior to the Date of Termination.

A form of the Severance Agreement is attached as Exhibit 10.2 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 1, 2006, Piedmont Natural Gas Company, Inc., announced that Barry L. Guy, Vice President and Controller and Piedmont's principal accounting officer, has accepted an offer of early retirement in connection with the previously announced restructuring of its management group. The retirement is effective July 1, 2006, and Mr. guy will remain employed until that date in order to assist with a smooth transition.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Employment Agreement effective May 1, 2006.
10.2 Form of Change in Control Severance Agreement effective May 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

May 3, 2006	By:	/s/ Barry L. Guy

Name: Barry L. Guy
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement effective May 1, 2006.
10.2	Form of Change in Control Severance Agreement effective May 1, 2006.